Morgan Stanley Special Growth Fund
                          Item 77(O) 10F-3 Transactions
                      September 1, 2004 - February 28, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Carter         7,554,  $26.20 $192,92   5,900    0.08%  0.09%   Goldma  Goldma
s Inc.  9/23/   311            2,948                              n,       n
        04                                                      Sachs    Sachs
                                                                & Co.,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Credit
                                                                Suisse
                                                                First
                                                                Boston
                                                                  ,
                                                                Morgan
                                                                Stanle
                                                                  y